Exhibit 99.1

FOR IMMEDIATE RELEASE

Peabody Prices $225 Million Convertible Senior Notes Offering

ST. LOUIS, May 28, 2026 /PRNewswire/ — Peabody (NYSE: BTU) today announced the pricing of its offering of $225,000,000 aggregate principal amount of 0.50% convertible senior notes due 2031 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the notes is scheduled to settle on June 2, 2026, subject to customary closing conditions. Peabody also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $25,000,000 principal amount of notes.

The notes will be senior, unsecured obligations of Peabody and will accrue interest at a rate of 0.50% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2026. The notes will mature on June 1, 2031, unless earlier repurchased, redeemed or converted. Before December 1, 2030, noteholders will have the right to convert their notes only upon the occurrence of certain events. At any time from, and including, December 1, 2030, noteholders may convert their notes at their election until the close of business on the second scheduled trading day immediately before the maturity date. Peabody will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Peabody’s election. The initial conversion rate is 26.0970 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $38.32 per share of common stock. The initial conversion price represents a premium of approximately 32.5% over the U.S. composite volume weighted average price of Peabody’s common stock from 9:30 a.m. through 4:00 p.m. Eastern Daylight Time on May 28, 2026, which was $28.9197 per share. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

Peabody may not redeem the notes prior to June 5, 2029, except in the event of a cleanup redemption (as defined below). The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Peabody’s option at any time, and from time to time, on or after June 5, 2029 and on or before the 31st scheduled trading day immediately before the maturity date, if the last reported sale price per share of Peabody’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Peabody may redeem for cash all, but not less than all, of the notes at any time if the amount of the notes that remains outstanding is less than 15% of the aggregate principal amount of the notes initially issued under the indenture and certain other conditions are satisfied (a “cleanup redemption”). The redemption price will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Peabody to repurchase their notes for cash. The repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

Peabody estimates that the net proceeds from the offering will be approximately $218.9 million (or approximately $243.3 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and Peabody’s estimated offering expenses. Peabody intends to use approximately $15.0 million of the net proceeds from the offering of the notes to fund the cost of entering into capped call transactions (as described below) and, together with available cash, to repurchase approximately $241.2 million aggregate principal amount of Peabody’s outstanding 3.250% Convertible Senior Notes due 2028 (the “2028 Notes”) for a cash purchase price of approximately $388.8 million.

In connection with Peabody’s repurchases of the 2028 Notes, Peabody expects that holders of the 2028 Notes who agree to have their 2028 Notes repurchased and who have hedged their equity price risk with respect to such 2028 Notes (the “hedged holders”) will unwind all or part of their hedge positions by buying Peabody’s common stock and/or entering into or unwinding various derivative transactions with respect to Peabody’s common stock. The amount of Peabody’s common stock to be purchased by the hedged holders or the notional number of shares of Peabody’s common stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of Peabody’s common stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of Peabody’s common stock, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes. Peabody cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or Peabody’s common stock and the corresponding effect on the initial conversion price of the notes.

In connection with the pricing of the notes, Peabody entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to Peabody’s common stock upon any conversion of the notes prior to May 30, 2030, and/or offset any potential cash payments Peabody is required to make in excess of the principal amount of such converted notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions will initially be $50.6095 per share, which represents a premium of approximately 75.0% over the U.S. composite volume weighted average price of Peabody’s common stock from 9:30 a.m. through 4:00 p.m. Eastern Daylight Time on May 28, 2026 (which was $28.9197 per share), and is subject to certain adjustments under the terms of the capped call transactions. The capped call transactions will expire over a period of trading days beginning on April 17, 2030. If the initial purchasers exercise their option to purchase additional notes, then Peabody expects to enter into additional capped call transactions with the option counterparties.

Peabody has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Peabody’s common stock and/or purchase shares of Peabody common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Peabody’s common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Peabody’s common stock and/or purchasing or selling Peabody’s common stock or other securities of Peabody in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) on each exercise date for the capped call transactions, which are expected to occur on each trading day during the 30 trading day period beginning on April 17, 2030 and (y) following any early conversion of the notes, any repurchase of the notes by Peabody on any fundamental change repurchase date, any redemption date or any other date on which the notes are repurchased by Peabody, in each case if Peabody exercises the relevant election to terminate the corresponding portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Peabody’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of the notes, it could affect the number of shares and/or value of the consideration that noteholders will receive upon conversion of the notes.

The notes were and will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. This press release does not constitute a notice of redemption or an offer to purchase with respect to the 2028 notes.

Peabody is a leading coal producer, providing essential products for the production of affordable, reliable energy and steel. Our commitment to sustainability underpins everything we do and shapes our strategy for the future.

Contact:

Kala Finklang

Vic Svec

ir@peabodyenergy.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results, including statements regarding the notes being offered and the capped call transactions, the completion of the proposed offering and the capped call transactions and the intended use of the proceeds. All forward-looking statements speak only as of the date they are made and reflect Peabody’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events.

Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Peabody’s common stock and risks relating to Peabody’s business, including those described in Peabody’s most recent Annual Report on Form 10-K and in other periodic reports that Peabody files from time to time with the SEC. Peabody may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.